Exhibit 99.1
CONTACT: Jim Kosowski
304-234-2440
RELEASE DATE: September 19, 2006
FOR IMMEDIATE RELEASE
WHEELING-PITTSBURGH CORPORATION CONFIRMS THAT ARRANGEMENT WITH CSN IS STILL MOVING FORWARD
Company Expects to Hold Shareholder Meeting on CSN Transaction in January 2007; Union and
Wheeling-Pittsburgh Agree on October 15, 2006 as
Expiration Date for USW Right to Bid
WHEELING, WV, September 19, 2006 — Wheeling-Pittsburgh Corporation (NASDAQ: WPSC) today strongly refuted incorrect reports contained in a United Steelworkers Union press release made public this morning that its arrangement with Companhia Siderurgica Nacional (NYSE: SID) has been withdrawn. Further, the Company stated that it and the Union have agreed to settle a grievance involving the length of the right to bid period in their agreement, and together have set October 15, 2006 as the conclusion of the time period.
     Accordingly, the Company said that Wheeling-Pittsburgh and CSN fully expect to execute definitive agreements as soon as possible after October 15, 2006, following which Wheeling-Pittsburgh will promptly file its required proxy statement with the SEC, and the Company expects to hold a special shareholder meeting on the proposed CSN transaction in January, 2007.
     “Reports that the CSN proposal has been terminated are simply not factual,” said James G. Bradley, Chairman and CEO of the Company. “I want to state clearly that there is no change in our commitment to finalize arrangements between CSN and Wheeling-Pittsburgh. We have worked with the Union to settle a grievance involving the length of the right to bid period and together have set October 15 as the conclusion of the time period. This gives our shareholders a clear roadmap to January 2007, when we anticipate holding a special shareholder meeting to approve the proposed CSN transaction. Additionally, CSN has said that if the Union leadership were to consent, CSN would consider providing a cash alternative to its offer on the current merger proposal.”
     Bradley noted that Esmark’s proposal was considered by Wheeling-Pittsburgh’s Board of Directors and was rejected because it was an inferior bid with unsubstantiated claims.

     “Esmark does not have a bid on the table. Since its proposal was rejected, it has never resubmitted a proposal or enhanced its previous offer,” Bradley said. “We continue to support the CSN arrangements because it represents an outstanding opportunity to enhance shareholder value while moving Wheeling-Pittsburgh to a new level of financial and steel manufacturing performance. It also will benefit our current employees and retirees, as well as future generations of Wheeling-Pittsburgh steelmakers.”
     No merger proposal is to be voted on at the Company’s Annual Shareholders meeting on November 17, 2006. Wheeling-Pittsburgh shareholders will vote to elect the Company’s board of directors, choosing between the Company’s slate of current directors designated by the independent nomination committee and a slate supported by Esmark. Esmark has made no proposal to merge with Wheeling-Pittsburgh for consideration by shareholders at that meeting.
     “The CSN proposal will not be voted on by Wheeling-Pittsburgh shareholders at the November shareholders meeting to ensure our shareholders have adequate time to consider CSN’s proposal,” Bradley said. “I would also note that we do not believe the Successorship clause in our collective bargaining agreement prevents us from concluding the merger proposal between Wheeling-Pittsburgh and CSN.”
     Wheeling-Pittsburgh supports its proposed arrangement with CSN, a world-class steel producer because it will create a Company that is well-capitalized and financially strong, with a more flexible cost structure, broader value-added product offering and significant incremental earnings potential.
     Esmark, by comparison, is a steel distributor with a limited track record and little management experience in steel production.
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     Wheeling-Pittsburgh Corporation, together with the other participants as indicated below, intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and accompanying proxy card to be used to solicit votes for the election of its slate of director nominees at the 2006 annual meeting of stockholders of Wheeling-Pittsburgh Corporation and subsequently at a special meeting of stockholders for the approval of the Company’s proposed strategic alliance with CSN. The Company urges its shareholders to read the proxy statement in its entirety when it becomes available because it will contain important information, including information on the participants and their interests in Wheeling-Pittsburgh Corporation. When filed, the proxy statement will be available at no charge at the SEC’s website at http://www.sec.gov. The participants in this proxy solicitation are anticipated to be Wheeling-Pittsburgh Corporation and the director nominees included in the proxy statement to be filed with the SEC. Additional information regarding potential participants in the proxy solicitation and their respective interests may be obtained by reading the proxy statement regarding the proposed strategic alliance if and when it becomes available.

Forward-Looking Statements Cautionary Language
The information contained in this news release and the investor presentation, other than historical information, consists of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. In particular, statements containing estimates or projections of future operating or financial performance are not historical facts, and only represent a belief based on various assumptions, all of which are inherently uncertain. Forward-looking statements reflect the current views of management and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, factors relating to (1) the risk that the businesses of CSN Holdings and Wheeling-Pittsburgh will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) the ability of CSN, CSN Holdings and Wheeling-Pittsburgh to realize the expected benefits from the proposed strategic alliance, including expected operating efficiencies, synergies, cost savings and increased productivity, and the timing of realization of any such expected benefits; (3) lower than expected operating results for Wheeling-Pittsburgh for the remainder of 2006 or for the strategic alliance; (4) the risk of unexpected consequences resulting from the strategic alliance; (5) the risk of labor disputes, including as a result of the proposed strategic alliance or the failure to reach a satisfactory collective bargaining with the production employees; (6) the ability of the strategic alliance to operate successfully within a highly cyclical industry; (7) the extent and timing of the entry of additional competition in the markets in which the strategic alliance will operate; (8) the risk of decreasing prices for the strategic alliance’s products; (9) the risk of significant supply shortages and increases in the cost of raw materials, especially carbon slab supply, and the impact of rising natural gas prices; (10) rising worldwide transportation costs due to historically high and volatile oil prices; (11) the ability of the strategic alliance to complete, and the cost and timing of, capital improvement projects, including upgrade and expansion of Wheeling-Pittsburgh’s hot strip mill and construction of an additional galvanizing line; (12) increased competition from substitute materials, such as aluminum; (13) changes in environmental and other laws and regulations to which the strategic alliance are subject; (14) adverse changes in interest rates and other financial market conditions; (15) failure of the convertible financing proposed to be provided by CSN to be converted to equity; (16) changes in United States trade policy and governmental actions with respect to imports, particularly with respect to restrictions or tariffs on the importation of carbons slabs; and (17) political, legal and economic conditions and developments in the United States and in foreign countries in which the strategic alliance will operate. There is no guarantee that the expected events, trends or results will actually occur. The statements are based on many assumptions and factors, and any changes in such assumptions or factors could cause actual results to differ materially from current expectations. CSN, CSN Holdings and Wheeling-Pittsburgh assume no duty to update forward-looking statements. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained in CSN’s and Wheeling-Pittsburgh’s filings with the SEC.
About Wheeling-Pittsburgh

Wheeling-Pittsburgh was organized as a Delaware corporation on June 27, 1920 under the name Wheeling Steel Corporation. Its headquarters is located in Wheeling, WV, with major production facilities in the Upper Ohio and Monongahela valleys. Wheeling-Pittsburgh is a holding company that, together with its several subsidiaries and joint ventures, produces steel and steel products using both integrated and electric arc furnace technology. The Company has slab making production capacity of 2.8 million short tons and hot rolling capacity of 3.4 million short tons. Approximately 65 percent of its sales are comprised of high value-added products.
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